Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group, Inc. to
Acquire Live Oak State Bank

McKINNEY, Texas, August 22, 2013 -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced that Independent Bank Group has entered into a definitive agreement to acquire Live Oak Financial Corp. and its subsidiary, Live Oak State Bank, Dallas, Texas, a Texas state chartered bank with total assets of $122.9 million, total deposits of $103.9 million, and total equity capital of $13.9 million at June 30, 2013. Live Oak State Bank is a full service commercial bank with one office located in the Swiss Avenue/Lakewood area east of downtown Dallas.

Independent Bank Group Chairman and Chief Executive Officer David R. Brooks stated “We are pleased to announce our second transaction in 2013, continuing our planned expansion through the acquisition of quality banks that complement our existing locations. The acquisition of Live Oak State Bank adds to our presence in the Dallas market. Live Oak is located near the Baylor Medical Center campus and has an established medical and professional loan portfolio. We plan to combine Live Oak’s existing presence with our own experience in providing banking services to the healthcare industry, further expanding this important market segment.”

Mr. Brooks continued, “Independent Bank and Live Oak State Bank share the same approach to community banking, with a conservative lending philosophy and customer oriented service. Live Oak customers can expect to continue to receive the same high touch personal service they are accustomed to with the added advantage of the Independent Bank resources.”

“The merger of our bank into the Independent Bank organization is great news for our customers and employees” said Carl B. Schieffer, President of Live Oak Financial Corp. “The enhanced products of our combined institutions will allow us to continue to provide excellent service to our customers.” Mr. Schieffer continued, “Our employees will also benefit by joining the team at Independent Bank, which has historically been recognized as a top employer in the Dallas community.”

Under the terms of the Agreement, Independent Bank Group (“IBG”) will pay aggregate cash consideration of $10 million and issue approximately 292,646 shares of IBG common stock, resulting in an aggregate transaction value of approximately $20 million. The number of shares of IBG common stock can be adjusted up or down if the volume weighted average price of the IBG common stock during the twenty trading days prior to closing is 10% more or 10% less than $34.18 per share, such that the maximum value of the IBG common stock at closing would be approximately $11 million and the minimum value of the IBG common stock would be approximately $9 million. The aggregate cash consideration can also be adjusted downward if the tangible book value of Live Oak Financial Corp. is less than $13 million at closing. Independent Bank Group anticipates that the acquisition will be accretive to earnings per share immediately and slightly dilutive to tangible book value at closing with the dilution earned back in less than two years.

The merger has been approved by the Boards of Directors of both companies and is expected to close during the fourth quarter of 2013, although delays may occur. The transaction is subject to certain conditions, including the approval by shareholders of Live Oak Financial Corp. and customary regulatory approvals. Operational integration is anticipated to begin during the first quarter of 2014.

Independent Bank Group was advised in this transaction by Sandler + O’Neill Partners, L.P. as financial advisor and Haynie Rake Repass & Lowry, P.C. as legal counsel. Live Oak Financial Corp. was advised by Sheshunoff & Co Investment Banking, L.P. as financial advisor and Hunton & Williams, LLP as legal counsel.

Notice to Live Oak Financial Corp. Shareholders

In connection with the proposed acquisition of Live Oak Financial Corp., Independent Bank Group will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Independent Bank Group’s common stock to be issued to the shareholders of Live Oak Financial Corp. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Live Oak Financial Corp. seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT BANK GROUP, LIVE OAK FINANCIAL CORP., AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at http://www.sec.gov or from Independent Bank Group at its website, www.independent-bank.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, 972-562-9004.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 29 banking offices in 26 communities in two market regions located in the Dallas/Fort Worth metropolitan area and the greater Austin area. As of June 30, 2013, Independent Bank Group had total assets of $1.906 billion, total loans of $1.512 billion and total deposits of $1.485 billion.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Independent Bank Group and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Independent Bank Group’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Independent Bank Group can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the trading price of Independent Bank Group common stock; the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank Group’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; economic conditions, including current rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Independent Bank Group’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and other reports and statements that Independent Bank Group has filed with the SEC.

Contacts:

Analysts/Investors:

Torry Berntsen President and Chief Operating Officer (972) 562-9004 tberntsen@independent-bank.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@independent-bank.com

Media:

Eileen Ponce Marketing Director (469) 742-9437 eponce@independent-bank.com
Source: Independent Bank Group, Inc.